CONFIDENTIAL TREATMENT REQUESTED AS TO PORTIONS OF THIS DOCUMENT, AND SUCH OMITTED INFORMATION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS IN THIS DOCUMENT WHERE INFORMATION HAS BEEN OMITTED ARE MARKED WITH THE SYMBOL "[*]."


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                                SERVICE AGREEMENT

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                           PROMEDCO OF MAYFIELD, INC.

                                       AND

                              MORGAN-HAUGH, P.S.C.


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                             Effective April 1, 1996

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

                                Table of Contents

1.  RESPONSIBILITIES OF THE PARTIES...........................................1
         1.1  General Responsibilities of the Parties.........................1
         1.2  MH's Matters....................................................1
         1.3  Patient Referrals...............................................1

2.  POLICY COUNCIL............................................................2
         2.1  Formation and Operation of the Policy Council...................2
         2.2  Duties and Responsibilities of the Policy Council...............2

3.  OBLIGATIONS OF PROMEDCO...................................................3
         3.1  Management and Administration...................................4
         3.3  Expansion of Clinic.............................................8
         3.4  Events Excusing Performance.....................................8
         3.5  Compliance With Applicable Laws.................................8

4.  OBLIGATIONS OF MH.........................................................8
         Professional Services................................................8
         4.2  Employment Of Physician Employees...............................8
         4.3  Non-Clinic Expenses.............................................9
         4.4  Medical Practice................................................9
         4.5  Professional Insurance Eligibility..............................9
         4.6  Employment Of Non-Physician Employees...........................9
         4.7  Events Excusing Performance.....................................9
         4.8  Compliance With Applicable Laws.................................9
         4.9  Restrictions on Use of Clinic Facility..........................9
         4.10  MH Employee Benefit Plans......................................9
         4.11  Physician Powers of Attorney...................................10
         4.12  Spokesperson...................................................10

5.  RECORDS...................................................................10
         5.1  Patient Records.................................................11
         5.2  Other Records...................................................11
         5.3  Access to Records...............................................11

6.  FACILITIES TO BE PROVIDED BY PROMEDCO.....................................11
         6.1  Facilities......................................................11
         6.2  Use of Facilities...............................................11

7.  FINANCIAL ARRANGEMENTS....................................................11

7.1  Payments to MH and ProMedCo..............................................11
         7.2  Distribution....................................................12

         7.3  Clinic Expenses.................................................12
         7.4  Accounts Receivables............................................12

8.  INSURANCE AND INDEMNITY...................................................12
         8.1  Insurance to Be Maintained by ProMedCo..........................12
         8.2  Insurance to be Maintained by MH................................13
         8.3  Tail Insurance Coverage.........................................13
         8.4  Additional Insured..............................................13
         8.5  Indemnification.................................................13

9.   RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES.............................14
         9.1  Restrictive Covenants by MH.....................................14
         9.2  Restrictive Covenants By Current Physician Shareholders
                  and Physician Employees ....................................14
         9.3  Restrictive Covenants By Future Physician Employees.............14
         9.4  Physician Shareholder and Physician Employee Liquidated Damages.14
         9.5  Enforcement.....................................................15
         9.6  Termination of Restrictive Covenants............................15

10.  TERM.....................................................................16
         10.1  Term and Renewal...............................................16
         10.2  Termination by MH..............................................16
         10.3  Termination by ProMedCo.......................................16
         10.4  Actions After Termination......................................17

11.  DEFINITIONS..............................................................18
         11.1  Net Clinic Revenues ...........................................18
         11.2  Distribution Funds ............................................18
         11.3  ProMedCo Distribution .........................................18
         11.4  Clinic ........................................................18
         11.5  Clinic Facility ...............................................19
         11.6  Clinic Expenses ...............................................19
         11.7  Clinic Expenses shall not include..............................20
         11.8  Risk Pool Surpluses ...........................................20
         11.9  Opening Balance Sheet .........................................20
         11.10  Technical Employees ..........................................20
         11.11  Physician Shareholders .......................................20
         11.12  Physician Employees ..........................................21
         11.13  MH Employees .................................................21
         11.14  Effective Date ...............................................21
         11.15  Physician Extenders ..........................................21
12.  GENERAL PROVISIONS.......................................................21

         12.1  Independent Contractor.........................................21
         12.2  Other Contractual Arrangement..................................21
         12.3  Proprietary Property...........................................22
         12.4  Cooperation....................................................23
         12.5  Licenses, Permits and Certificates.............................23
         12.6  Compliance with Rules, Regulations and Laws....................23
         12.7  Generally Accepted Accounting Principles (GAAP)................23
         12.8  Notices........................................................23
         12.9  Attorneys' Fees................................................23
         12.10  Severability..................................................23
         12.11  Arbitration...................................................24
         12.12  Construction of Agreement.....................................24
         12.13  Assignment and Delegation.....................................24
         12.14  Confidentiality...............................................24
         12.15  Waiver........................................................24
         12.16  Headings......................................................24
         12.17  No Third Party Beneficiaries..................................24
         12.18  Time is of the Essence........................................25
         12.19  Modifications of Agreement for Prospective Legal Events.......25
         12.20  Whole Agreement...............................................25

                                SERVICE AGREEMENT


         Service Agreement ("Agreement") dated April 1, 1996, between ProMedCo of Mayfield, Inc., a Kentucky corporation ("ProMedCo") which is an affiliate of ProMedCo, Inc., a Texas corporation ("Parent") and Morgan-Haugh, P.S.C., a Kentucky professional corporation ("MH").

RECITALS:

         MH is a multi-specialty medical practice in Mayfield, Kentucky, which provides professional medical care to the general public. ProMedCo is in the business of owning certain assets of and managing and administering medical clinics, and providing non-professional support services to and furnishing medical practices with the necessary facilities, equipment, personnel, supplies and support staff. Pursuant to an Asset Purchase Agreement dated as of April 25, 1996, between ProMedCo, Inc. and MH ("Asset Purchase Agreement") ProMedCo agreed to assume certain liabilities and purchase certain assets used in the operation of the medical practice to be conducted by MH.

         Subject to the terms and conditions hereof, MH desires to engage ProMedCo to provide to MH management services, facilities, personnel, equipment and supplies necessary to operate the Clinic (as defined herein) and ProMedCo desires to accept such engagement.

         The parties agree as follows:

1.  RESPONSIBILITIES OF THE PARTIES

         1.1 General Responsibilities of the Parties. ProMedCo shall provide MH with offices, facilities, equipment, supplies, non-professional support personnel, and management and financial advisory services. MH shall be responsible for the recruitment and hiring of physicians, Technical Employees and all issues related to patient care and documentation thereof. ProMedCo shall neither exercise control over nor interfere with the physician-patient relationship, which shall be maintained strictly between the physicians of MH and their patients.

         1.2 MH's Matters. MH shall maintain sole discretion and authority over the financial matters relative to its corporate existence. It shall set compensation levels for MH Employees. MH will also be responsible for all other matters pertaining to the operation of MH.

         1.3 Patient Referrals. The parties agree that the benefits to MH do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by ProMedCo to any of MH's patients in any facility or laboratory controlled, managed or operated by ProMedCo.

2.  POLICY COUNCIL

         2.1 Formation and Operation of the Policy Council. A Policy Council will be established which shall be responsible for the major policies which will serve as the basis for operations of the Clinic. The Policy Council shall consist of four members. ProMedCo shall designate, at its sole discretion, two members of the Policy Council. Members of the Policy Council designated by ProMedCo shall be entitled to attend and vote by proxy at any meetings of the Policy Council so long as at least one such representative is present in person. MH at its sole discretion shall designate two members. Except as may otherwise be provided, the act of a majority of the members of the Policy Council shall be the act of the Policy Council.

         2.2 Duties and Responsibilities of the Policy Council. During the term of this Agreement, the Policy Council shall have the following duties and responsibilities.

     (a) Annual Budgets. All annual capital and operating budgets prepared by ProMedCo, as set forth in Section 3 and employing ProMedCo's financial expertise, shall be subject to the review and approval of the Policy Council, provided; however, ProMedCo shall have final approval of any capital expenditure required by ProMedCo.

     (b) Administrator. The selection and retention of the Administrator pursuant to Section 3.1 shall be subject to the reasonable approval of the Policy Council. If MH is dissatisfied with the services provided by the Administrator, MH shall refer the matter to the Policy Council. ProMedCo and Policy Council shall in good faith determine whether the performance of the Administrator could be brought to acceptable levels through counsel and assistance, or whether the Administrator should be terminated. ProMedCo shall have the ultimate authority to terminate the Administrator.

     (c) Physician Hiring. The Policy Council, with information and analysis provided by ProMedCo, shall determine the number and type of physicians required for the efficient operation of the Clinic and MH shall determine the individual physicians to be hired to fill such positions. The approval of ProMedCo shall be required for any variations to the restrictive covenants in any physician employment contract.

     (d) Patient Fees. In consultation with MH and ProMedCo, the Policy Council shall review and adopt the fee schedule for all physician and ancillary services rendered by the Clinic.

     (e) Ancillary Services. The Policy Council shall approve Clinic provided ancillary services based upon the pricing, access to and quality of such services.

     (f) Provider and Payor Relationships. The Policy Council shall make the decisions regarding the establishment and maintenance of relationships with institutional health care providers and payors. The Policy Council shall be responsible for approving the allocation of capitation risk pools between the professional and institutional components of these pools to the extent applicable under a payor agreement. ProMedCo and MH shall use actuarial data from a nationally recognized actuarial firm as agreed to by both parties, for the purposes of allocating capitation funds, for those professional services provided directly by MH.

     (g) Capital Improvements and Expansion. The Policy Council shall determine the priority for any renovation, expansion plans and major equipment expenditures with respect to the Clinic based upon economic feasibility, physician support, productivity and market conditions. Any capital expenditure in excess of $10,000 shall require the approval of the Policy Council.

     (h) Strategic Planning. The Policy Council, with the assistance of ProMedCo, shall develop long-term strategic planning objectives.

     (i) Advertising. All advertising, marketing, and public relations shall be subject to the prior review and approval of the Policy Council, in compliance with applicable laws and regulations governing professional advertising and in accordance with the standards and medical ethics of the American Medical Association and the Kentucky Medical Association.

     (j) Grievance Issues. Subject to the provisions of Section 1.2 of this Agreement, the Policy Council shall consider and make final decisions regarding grievances pertaining to matters not specifically addressed in this Agreement as referred to it by MH's board or ProMedCo.

     (k) Exceptions to Inclusion in the Net Revenue Calculation. The exclusion of any revenue from Net Revenue, whether now or in the future, shall be subject to the approval of the Policy Council.

3.  OBLIGATIONS OF PROMEDCO

         During the term of this Agreement, ProMedCo shall provide or arrange for the services set forth in this Section 3, the cost of all of which shall be included in Clinic Expenses. ProMedCo is hereby expressly authorized to perform its services in whatever manner it deems reasonably appropriate, in accordance with policies approved by the Policy Council, and including without limitation, performance of some functions at locations other than the Clinic Facility. MH will not act in a manner which would prevent ProMedCo from efficiently managing the Clinic Facility operations in a business like manner. MH, through MH Employees, will provide all medical services. ProMedCo will have no authority, directly or indirectly, to perform, and will not perform any medical function. ProMedCo may, however, advise MH as to the relationship between its performance of medical functions and the overall administrative and business functioning of the Clinic.

         3.1 Management and Administration. During the term of this Agreement, MH hereby appoints ProMedCo as the sole and exclusive manager and administrator of all non-medical functions and services related to MH's services at the Clinic. MH shall perform all medical services, and ProMedCo shall have no authority, directly or indirectly, to perform, and will not perform any medical function. Without limiting the generality of the foregoing, ProMedCo shall provide the following administrative, management and marketing services as may be required in conjunction with MH's services at the Clinic. ProMedCo shall hire and supervise an Administrator, subject to the reasonable approval of the Policy Council, to manage and administer all of the day-to-day business functions of ProMedCo, including without limitation:

                  3.1.1 Annual Budgets. Financial planning and preparation of annual budgets. Annually and at least 30 days prior to the commencement of each fiscal year, ProMedCo shall prepare and deliver to MH capital and operating budgets reflecting in reasonable detail anticipated revenues and expenses, sources and uses of capital for to maintain and enhance MH's medical practice and Clinic services.

                  3.1.2 Financial Statements. ProMedCo shall prepare monthly and fiscal year unaudited financial statements containing a balance sheet and a statement of income for Clinic operations, which shall be delivered to MH within thirty (30) days after the close of each calendar month. The fiscal year statement shall be reviewed by a certified public accountant as selected by ProMedCo in connection with the audit of the financial statements of Parent. If MH desires an audit in addition to the audit provided by ProMedCo, such an audit would be at MH's expense.

                  3.1.3 Non-Physician Personnel. ProMedCo will provide all personnel reasonably necessary for the conduct of Clinic operations with the exception of Physician Extenders and Technical Employees. ProMedCo shall determine and cause to be paid the salaries, fringe benefits and any sums for income taxes, unemployment insurance, social security taxes or any other withholding amounts required by applicable law or governmental authority, of all such personnel. Such personnel shall be under the direction, supervision and control of ProMedCo, with those personnel performing patient care services subject to the professional supervision of MH. If MH is dissatisfied with the services of any person, MH shall consult with ProMedCo. ProMedCo shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such employee should be terminated. All of ProMedCo's obligations regarding staff shall be governed by the overriding principle and goal of providing high quality medical care. At ProMedCo's option some or all of the non-physician personnel may be carried on the books of MH as MH's employees.

                  3.1.4 Quality Assurance. ProMedCo will assist MH in fulfilling its obligation to its patients to maintain high quality medical and professional services, including patient satisfaction programs, employee education, outcomes analysis, clinical protocol development and to implement a risk management program.

                  3.1.5 Facilities and Equipment. ProMedCo will ensure the proper cleanliness of the premises, maintenance and cleanliness of the equipment, furniture and furnishings located on the premises.

     3.1.6 Inventory Control and Purchasing Supplies. ProMedCo shall order and purchase inventory and supplies, and such other ordinary, necessary or appropriate materials which ProMedCo shall deem to be necessary in the operation of the Clinic, to deliver quality

         Clinic services in a cost effective manner.

                  3.1.7 Managed Care Contracting. ProMedCo will be responsible for marketing, negotiation, and administering all managed care contracts, subject to the provisions of Section 2.2.5; provided, however, no contract or arrangement regarding the provision of Clinical services shall be entered into without MH's consent.

                  3.1.8 Billing and Collections. ProMedCo shall bill patients and collect all fees for services performed inside or outside the Clinic Facility or arrange for such billing and collection. MH hereby appoints ProMedCo, for the term hereof, to be its true and lawful attorney-in-fact for the following purposes (i) to bill patients in MH's name and on its behalf, (ii) to collect accounts receivable resulting from such billing in MH's name and on its behalf, (iii) to receive payments from Blue Cross and Blue Shield, Medicare, Medicaid, payments from health plans, and all other third party payors; (iv) to receive the cash proceeds of any accounts receivable; (v) to take possession of and endorse in the name of MH (and/or in the name of an individual physician, such payment intended for purpose of payment of a physician's bill) any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable; and
         (vi) in accordance with policies adopted by the Policy Council, to initiate legal proceedings in the name of MH to collect any accounts and monies owed to the Clinic, to enforce the rights of MH as creditors under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors. All adjustments made for uncollectible accounts, professional courtesies and other activities that do not generate a collectible fee shall be done in a reasonable and consistent manner acceptable to ProMedCo's independent certified public accountants.

                  3.1.9 Deposit of Net Clinic Revenues. During the term of this Agreement, all Net Clinic Revenues collected resulting from the operations of the Clinic shall be deposited directly into a bank account of which MH shall be the owner ("Account"). ProMedCo and MH shall maintain their accounting records in such a way as to clearly segregate Net Clinic Revenues from other funds of ProMedCo or MH. MH hereby appoints ProMedCo as its true and lawful attorney-in-fact to deposit in the Account all revenues collected. MH covenants, and shall cause all MH Employees to covenant, to forward any payments received with respect to Net Clinic Revenues for services provided by MH and MH Employees to ProMedCo for deposit. ProMedCo shall have the right to withdraw funds from the Account and all owners of the Account shall execute a revocable standing transfer order ("Transfer Order") under which the bank maintaining the Account shall periodically transfer the entire balance of the Account to a separate bank account owned solely by ProMedCo ("ProMedCo Account"). MH and ProMedCo hereby agree to execute from time to time such documents and instructions as shall be required by the bank maintaining the Account and mutually agreed upon to effectuate the foregoing provisions and to extend or amend such documents and instructions. Any action by MH that interferes with the operation of this Section, including, but not limited to, any failure to deposit or have ProMedCo deposit any Net Clinic Revenues into the Account, any withdrawal of any funds from the Account not authorized by the express terms of this Agreement, or any revocation of or attempt to revoke the Transfer Order (otherwise than upon expiration or termination of this Agreement), will constitute a breach of this Agreement and will entitle ProMedCo, in addition to any other remedies that it may have at law or in equity, to seek a court ordered assignment of the following rights:

     (a) To collect accounts receivable resulting from the provision of services to patients of MH and its MH Employees;

                  (b) To receive payments from patients, third party payor plans, insurance companies, Medicare, Medicaid and all other payors with respect to services rendered by MH and its MH Employees;

                  (c) To take possession of and endorse any notes, checks, money orders, insurance payments and any other instruments received as payment of such accounts receivable; and

                  (d)      To collect all revenues of the Clinic.

     3.1.10 Management Information Systems/Computer Systems. ProMedCo shall supervise and provide information systems that are necessary and appropriate for the operation of the Clinic.

                  3.1.11 Legal and Accounting Services. ProMedCo shall arrange for or render to MH such business, legal and financial management consultation and advice as may be reasonably required or requested by MH and directly related to the operations of the Clinic. ProMedCo shall not be responsible for rendering any legal or tax advice or services or personal financial services to MH or any employee or agent of MH.

                  3.1.12 Negotiation and Payment of Premiums For All Insurance Products Held By MH. ProMedCo shall negotiate for and cause premiums to be paid with respect to the insurance provided for in Section 8. Premiums and deductibles with respect to such policies shall be a Clinic Expense.

                  3.1.13 Physician Recruiting. ProMedCo shall assist MH in recruiting additional physicians, carrying out such administrative functions as may be appropriate such as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, MH shall interview and make the ultimate decision as to the suitability of any physician to become associated with the Clinic. All physicians recruited by ProMedCo and accepted by MH shall be the sole employees of MH to the extent such physicians are hired as employees. Any expenses incurred in the recruitment of physicians, including, but not limited to, employment agency fees, relocation and interviewing expenses shall be Clinic Expenses approved by the Policy Council.

     3.1.14 Supervision of Ancillary Services. ProMedCo shall operate and supervise such ancillary services as approved by the Policy Council.

     3.1.15 Strategic Planning Assistance. ProMedCo shall assist with and implement the strategic plan as approved by the Policy Council.

     3.1.16 Advertising and Public Relations. This would be subject to the review and approval of the Policy Council.

                  3.1.17 Files and Records. ProMedCo shall supervise and maintain custody of all files and records relating to the operation of the Clinic, including but not limited to accounting, billing, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of MH and shall be located at Clinic facilities so that they are readily accessible for patient care. The management of all files and records shall comply with applicable state and federal statutes. ProMedCo shall use its reasonable efforts to preserve the confidentiality of patients' medical records and use information contained in such records only for the limited purpose necessary to perform the services set forth herein, provided, however, in no event shall a breach of said confidentiality be deemed a default under this Agreement.

     3.2 Administrator. The selection and retention of the Administrator, subject to the provisions of Section 2.2(c).

         3.3 Expansion of Clinic. ProMedCo will pursue various programs to increase revenue and profitability including assisting MH in adding additional office based procedures, ancillary services and adding additional satellite office(s) as determined by the Policy Council to be beneficial to the Clinic. ProMedCo will also assist in recruiting new physicians and developing relationships and affiliations with other physicians, hospitals, networks, HMOs, etc. To assist in the continued growth and development of the Clinic, ProMedCo may acquire other physician practices. MH will cooperate with ProMedCo in such expansion efforts and use its best efforts to assist ProMedCo with respect thereto. Without limiting the generality of the foregoing, MH will not enter into any agreements with respect to any such matter without the prior consent of ProMedCo.

         3.4 Events Excusing Performance. ProMedCo shall not be liable to MH for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which ProMedCo has no control for so long as such events continue, and for a reasonable amount of time thereafter.

     3.5 Compliance With Applicable Laws. ProMedCo shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

4.  OBLIGATIONS OF MH

     4.1 Professional Services. MH shall provide professional services to patients in compliance at all times with ethical standards, laws and regulations applying to the medical profession. MH shall also ensure that each physician associated with MH is licensed by the State of Kentucky. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician, MH shall immediately inform the Administrator of such action and the underlying facts and circumstances. MH shall carry out a program to monitor the quality of medical care practiced, with ProMedCo's assistance. MH will cooperate with ProMedCo in taking steps to resolve any utilization review or quality assurance issues which may arise in connection with the Clinic.

         4.2 Employment Of Physician Employees. MH shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of its Physician Shareholders and Physician Employees, although at the request of MH, ProMedCo shall consult with MH regarding such matters. MH shall enforce formal employee agreements from each of its Physician Shareholders and Physician Employees, hired or contracted, substantially in the form attached hereto as Exhibit "C".

         4.3 Non-Clinic Expenses. MH shall be solely responsible for the payment of all costs and expenses incurred in connection with MH operations which are not Clinic Expenses, including, but not limited to, accounting and other professional services fees, salaries and benefits, retirement plan contributions, health, disability and life insurance premiums, payroll taxes, membership in professional associations, continuing medical education, and licensing and board certification fees for its Physicians Employees and Physician Extenders.

         4.4 Medical Practice. MH shall use and occupy the Clinic Facility exclusively for the practice of medicine, and shall comply with all applicable local rules, ordinances and all standards of medical care. It is expressly acknowledged by the parties that the medical practice or practices conducted at the Clinic Facility shall be conducted solely by physicians associated with MH, and no other physician or medical practitioner shall be permitted to use or occupy the Clinic Facility except pursuant to the Excluded Leases, as defined in the Lease dated as of April __, 1996 between MH, as Landlord, and ProMedCo, as Tenant, without the prior written consent of the Policy Council.

         4.5 Professional Insurance Eligibility. MH shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician Shareholders and Physician Employees are insurable, and participating in an ongoing risk management program.

         4.6 Employment Of Non-Physician Employees. There will be certain Technical Employees that perform technical functions for MH. These Technical Employees will remain in the employ of MH. As provided in Section 3.1.3., ProMedCo will provide payroll and administrative services for such Technical Employees.

         4.7 Events Excusing Performance. MH shall not be liable to ProMedCo for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which MH has no control for so long as such events continue, and for a reasonable amount of time thereafter.

     4.8 Compliance With Applicable Laws. MH shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

         4.9 Restrictions on Use of Clinic Facility. MH shall at all times during the term of this Agreement comply with the policy of ProMedCo stated in
Section 6.2 herein.

         4.10  MH Employee Benefit Plans.

                  (a) As of the Effective Date of this Agreement, MH has in effect the employee welfare benefit plans (as such term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and the employee pension benefit plans (as such term is defined in Section 3(2) of ERISA), as set forth in Exhibit "D" to this Agreement.

     (b) MH shall not enter into any new "employee benefit plan" (as defined in Section 3(3) of ERISA) without the express written consent of ProMedCo. Except as otherwise required by law, MH shall not materially amend, freeze, terminate or merge any MH Plan without the express written consent of ProMedCo unless such action is contemplated by the Asset Purchase Agreement. MH agrees to make such changes to MH Plan, including the freeze, termination, or merger of such MH Plan, as may be approved by ProMedCo.

                  (c) Expenses incurred in connection with any MH Plan or other employee benefit plan maintained by MH, including without limitation the compensation of counsel, accountants, corporate trustees and other agents shall not be included in Clinic Expenses.

                  (d) The contribution and administration expenses for Physician Shareholders and Physician Employees shall be an expense of MH. ProMedCo shall make contributions or payments with respect to any MH Plan, as a Clinic Expense, on behalf of eligible Technical Employees.

                  (e) ProMedCo shall have the sole and exclusive authority to adopt, amend, or terminate any employee benefit plan for the benefit of its employees. ProMedCo shall have the sole and exclusive authority to appoint the trustee, custodian, and administrator of any such plan.

         4.11 Physician Powers of Attorney. MH shall require all MH Employees to execute and deliver to ProMedCo powers of attorney, satisfactory in form and substance to ProMedCo and MH, appointing ProMedCo as attorney-in-fact for each for the purposes set forth in Sections 3.1.8 and 3.1.9, which powers of attorney shall immediately terminate upon termination of this Agreement.

     4.12 Spokesperson. MH shall serve as spokesperson for ProMedCo and Parent in Clinic sales and ProMedCo and Parent development activities. The parties agree that Dr. Michael H. McBee or such other Physician Shareholder as the Policy Council shall appoint to shall serve in this capacity on behalf of MH.

5.  RECORDS

         5.1 Patient Records. Upon termination of this Agreement, MH shall retain all patient medical records maintained by MH or ProMedCo in the name of MH. MH shall, at its option, be entitled to retain copies of financial and accounting records relating to all services performed by MH.

     5.2 Other Records. All records relating in any way to the operation of the Clinic which are not the property of MH under the provisions of Section 5.1 above, shall at all times be the property of ProMedCo.

         5.3 Access to Records. During the term of this Agreement, and thereafter, MH or its designee shall upon 24 hours notice have reasonable access during normal business hours to MH's and ProMedCo's financial records, including, but not limited to, records of collections, expenses and disbursements as kept by ProMedCo in performing ProMedCo's obligations under this Agreement, and MH may copy any or all such records.

6.  FACILITIES TO BE PROVIDED BY PROMEDCO

         6.1 Facilities. ProMedCo hereby agrees to provide or arrange as a Clinic Expense the offices and facilities for Clinic operations, including but not limited to, the Clinic Facility and all costs of repairs, maintenance and improvements, utility (telephone, electric, gas, water) expenses, normal janitorial services, related real or personal property lease cost payments and expenses, taxes and insurance, refuse disposal and all other costs and expenses reasonable incurred in conducting operations in the Clinic Facility during the term of this Agreement.

         6.2 Use of Facilities. Voluntary abortions will not be performed in facilities that are owned or leased by ProMedCo or any of its affiliates in whole or in part. ProMedCo and MH agree that MH, as an independent contractor, is a separate organization that retains the authority to direct the medical, professional, and ethical aspects of its medical practice. If a Physician Shareholder or a Physician Employee performs abortion procedures in any facility, ProMedCo shall not receive any ProMedCo Distribution from the revenue generated from such procedures.

7.  FINANCIAL ARRANGEMENTS

         7.1 Payments to MH and ProMedCo. MH and ProMedCo agree that the compensation set forth herein is being paid to ProMedCo in consideration of a substantial commitment made by ProMedCo hereunder and that such fees are fair and reasonable. As payment for its services rendered to MH, each month ProMedCo shall be paid the amount of all Clinic Expenses and the ProMedCo Distribution. All Net Clinic Revenues after deduction of Clinic Expenses, and the ProMedCo Distribution, shall be referred to as the "MH Distribution."

         7.2 Distribution. The amounts to be paid to ProMedCo under this Section 7 shall be payable monthly. ProMedCo shall pay to MH in accordance with the provisions of Section 7.4 the MH Distribution amounts on or about the 15th day of such following month. Some amounts may need to be estimated, with adjustments made as necessary the following month. Any audit adjustments would be made after completion of the fiscal year audit.

         7.3 Clinic Expenses. Commencing on the Effective Date, ProMedCo shall pay all Clinic Expenses as they fall due (including without limitation any Non-Physician Personnel carried on the books of MH at the requirement of ProMedCo), provided, however, that ProMedCo may, in the name of and on behalf of MH, contest in good faith any claimed Clinic Expenses as to which there is any dispute regarding the nature, existence or validity of such claimed Clinic Expenses. ProMedCo hereby agrees to indemnify and hold MH harmless from and against any liability, loss, damages, claims, causes of action and reasonable expenses of MH resulting from the contest of any Clinic Expenses.

         7.4 Accounts Receivables. Except for the first month of this Agreement, on approximately the 15th day of each month, ProMedCo shall purchase the accounts receivable of MH arising during the previous month, by payment of cash, or other readily available funds into an account of MH. The consideration for the purchase shall be an amount equal to the MH Distribution for such previous month. Although it is the intention of the parties that ProMedCo purchase and thereby become owner of the accounts receivable of MH, in case such purchase shall be ineffective for any reason, MH, as of the Effective Date of this Agreement, grants and shall cause each MH Employee to grant to ProMedCo a first priority lien on and security interest in and to any and all interest of MH and such MH Employees in any accounts receivable generated by the medical practice of MH and the MH Employees or otherwise generated through the operations of the Clinic, and all proceeds with respect thereto, to secure the payment to ProMedCo of all such accounts receivable, and this Agreement shall be deemed to be a security agreement to the extent necessary to give effect to the foregoing. In addition, MH shall cooperate with ProMedCo and execute and deliver, and cause each MH Employee to execute and deliver, all necessary documents in connection with the pledge of such accounts receivable to ProMedCo or at ProMedCo's option, its lenders. All collections in respect of such accounts receivable shall be deposited in a bank account at a bank designated by ProMedCo. To the extent MH or any MH Employee comes into possession of any payments in respect of such accounts receivable, MH or such MH Employee shall direct such payments to ProMedCo for deposit in bank accounts designated by ProMedCo.

8.  INSURANCE AND INDEMNITY

         8.1 Insurance to Be Maintained by ProMedCo. Throughout the term of this Agreement, ProMedCo will use reasonable efforts to provide and maintain, as a Clinic Expense, comprehensive professional liability insurance for all professional employees of ProMedCo and MH with limits as determined reasonable by ProMedCo in its national program, comprehensive general liability insurance and property insurance covering the Clinic Facility and operations.

     8.2 Insurance to be Maintained by MH. Unless otherwise determined by the Policy

Council,  throughout  the term of this  Agreement,  subject to the provisions of
Section 4.5 and Section 8.1, MH shall maintain comprehensive professional liability insurance with limits of not less than $1,000,000 per claim and with aggregate policy limits of not less than $3,000,000 per physician and a separate limit for MH. MH shall be responsible for all liabilities (including without limitation deductibles and excess liabilities) not paid within the limits of such policies. ProMedCo shall have the option of providing such professional liability insurance through an alternative program, provided such program meets the requirements of the Insurance Commissioner of the State of Kentucky and is approved by the Policy Council.

         8.3 Tail Insurance Coverage. MH will cause each individual physician associated with the Clinic to enter into an agreement with MH that upon termination of such physician's relationship with MH, for any reason, tail insurance coverage will be purchased by the individual physician. Such provisions may be contained in employment agreements, restrictive covenant agreements or other agreements entered into by MH and the individual physicians, and MH hereby covenants with ProMedCo to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of MH.

         8.4 Additional Insured. MH and ProMedCo agree to use their best efforts to have each other named as an additional insured on the other's respective professional liability insurance programs at ProMedCo's expense.

         8.5 Indemnification. MH shall indemnify, hold harmless and defend ProMedCo, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the performance of medical services or any other acts or omissions by MH and/or its shareholders, agents, employees and/or subcontractors (other than ProMedCo) during the term hereof, including any claim against ProMedCo by a MH Employee, which claim arises out of such MH Employees' employment relationship with MH or as a result of services performed by such MH Employee, and which claim would typically be covered by worker's compensation and (ii) ProMedCo's entering into and its performance of the terms and conditions of this Agreement. ProMedCo shall indemnify, hold harmless and defend MH, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by ProMedCo and/or its shareholders, agents, employees and/or subcontractors (other than MH) during the term of this Agreement.

9.   RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES

         The parties recognize that the services to be provided by ProMedCo shall be feasible only if MH operates an active medical practice to which the physicians associated with MH devote their full time and attention. To that end:

         9.1 Restrictive Covenants by MH. During the term of this Agreement, MH shall not establish, operate or provide physician services at any medical office, clinic or other health care facility providing services substantially similar to those provided by MH pursuant to this Agreement anywhere within a radius of 30 miles of Mayfield, Kentucky, or within a radius of 30 miles of any current or future medical office, clinic or other health care facility from which MH provides medical services.

         9.2 Restrictive Covenants By Current Physician Shareholders and Physician Employees. MH shall enforce employment agreements, in a form satisfactory to ProMedCo, with its current Physician Shareholders and Physician Employees pursuant to which the Physician Shareholders and Physician Employees agree not to establish, operate or provide physician services at any medical office, clinic or outpatient and/or ambulatory treatment or diagnostic facility providing services substantially similar to those provided by MH pursuant to this Agreement within a radius of 30 miles of Mayfield, Kentucky, or within a radius of 30 miles of any current or future medical office, clinic or other health care facility from which MH provides medical services, during the term of said Physician Shareholder or Physician Employee's employment agreement, and for a period equal to the lesser of (i) one year or (ii) the maximum period permitted by Kentucky law after any termination of employment with MH. ProMedCo shall have third-party rights to enforce such agreements.

         9.3 Restrictive Covenants By Future Physician Employees. MH shall obtain and enforce formal employment agreements from each of its future Physician Shareholders and Physician Employees, pursuant to which such physicians agree not to establish, operate or provide physician services at any medical office, clinic or outpatient and/or ambulatory treatment or diagnostic facility providing services substantially similar to those provided by MH pursuant to this Agreement within a radius of 30 miles of Mayfield, Kentucky, or within a radius of 30 miles of any current or future medical office, clinic or other health care facility from which MH provides medical services, during the term of said Physician Employee's employment agreement, and for a period equal to the lesser of (i) one year or (ii) the maximum period permitted by Kentucky law after any termination of employment with MH. ProMedCo shall have third-party rights to enforce such agreements.

         9.4 Physician Shareholder and Physician Employee Liquidated Damages. The restrictive covenants described in Sections 9.2 and 9.3 of this Agreement will provide that the Physician Shareholders and Physician Employees (existing or future) may be released from their employment agreement by paying Liquidated Damages in the amount of one times such physician's income, as reported to the Internal Revenue Service for the previous 12 months. In addition, if a Physician Shareholder or Physician Employee received any ProMedCo consideration pursuant to the Asset Purchase Agreement, and said Physician Shareholder or Physician Employee terminates their employment agreement with MH for any reason (other than death or disability) prior to the fifth anniversary of the Closing under the Asset Purchase Agreement, or is terminated for cause by MH prior to the fifth anniversary of the Closing under the Asset Purchase Agreement, then said Physician Shareholder or Physician Employee shall be required to reimburse back to ProMedCo some or all of the consideration received by that physician pursuant to the Asset Purchase Agreement as follows: (i) if such termination occurs prior to the third such anniversary, 100% of such consideration; (ii) if such termination occurs thereafter and prior to the fourth such anniversary, 67% of such consideration.; and (iii) if such termination occurs thereafter and prior to the fifth such anniversary, 33% of such consideration. Such payments shall be passed on to ProMedCo by MH simultaneously with the payment thereof by the physician to MH. Such payment shall be first applied to all costs incurred by ProMedCo in the enforcement of the employment agreement for that departing physician and in recruiting a replacement physician for that departing physician. The remainder, if any, shall become an additional service fee to be paid to ProMedCo pursuant to Section 7. The accounting treatment of such funds shall be consistently applied and approved by ProMedCo's independent certified public accountants and the Policy Council.

         9.5 Enforcement. ProMedCo and MH acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this
Section 9 shall be inadequate, either party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of Section 9 relating to territory described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity, restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity, restricted and/or area of restriction deemed to be reasonable and enforceable by the court shall thereafter be the time period, scope of activity, restricted and/or area of restriction applicable to the restrictive covenant provisions in this Section 9. The invalidity of non-enforceability of this
Section 9 in any respect shall not affect the validity of enforceability of the remainder of this Section 9 or of any other provisions of this Agreement unless the invalid or non-enforceable provisions materially affect the benefits either party would otherwise be entitled to receive under this Section 9 or any other provision of this Agreement.

         9.6 Termination of Restrictive Covenants. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to
Section 10.2 herein, the employment agreement term contained in this Section 9 shall be null and void and of no force or effect.

10.  TERM RENEWAL; TERMINATION;

         10.1 Term and Renewal. The term of this Agreement shall commence on the date hereof and shall continue for 40 years, after which it shall automatically renew for five-year terms unless either party provides the other party with at least 12 months but not more than 13 months written notice prior to any renewal date.

         10.2  Termination by MH.  MH may terminate this Agreement as follows:

               (i) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by ProMedCo, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by ProMedCo, except for the filing of a petition in involuntary bankruptcy against ProMedCo which is dismissed within 30 days thereafter, MH may give notice of the immediate termination of this

                           Agreement.

     (ii) In the event ProMedCo shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of 90 days after written notice thereof has been given to ProMedCo by MH; or ProMedCo shall fail to remit the payments due as provided in
Section 7 hereof and such failure to remit shall continue for a period of 30 days after written notice thereof, MH may terminate this Agreement. Termination of this Agreement pursuant to this Section 10.2(ii) by MH shall require the affirmative vote of 75% of the Physician Shareholders.

         10.3 Termination by ProMedCo. ProMedCo may terminate this Agreement as follows:

               (i) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by MH, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by MH, except for the filing of a petition in involuntary bankruptcy against MH which is dismissed within 30 days thereafter, ProMedCo may give notice of the immediate termination of this Agreement.

              (ii) In the event MH shall materially default in the performance of any duty or obligation imposed upon it by this Agreement or in the event a majority of the Physicians Shareholders shall materially default in the performance of any duty or obligation imposed upon them by this Agreement or by their employment agreements with MH, and such default shall continue for a period of 90 days after written notice thereof has been given to MH and such Physician Shareholders by ProMedCo, ProMedCo may terminate this Agreement.

         10.4 Actions After Termination. In the event that this Agreement shall be terminated, the MH Distribution and the ProMedCo Distribution shall be paid through the effective date of termination. In addition, the various rights and remedies herein granted to the aggrieved party shall be cumulative and in addition to any others such party may be entitled to by law. The exercise of one or more rights or remedies shall not impair the right of the aggrieved party to exercise any other right or remedy, at law. Upon termination of this Agreement, MH shall:

                  10.4.1 Asset Repurchase. Purchase from ProMedCo at book value the intangible assets set forth on the Opening Balance Sheet, as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect amortization or depreciation of the intangible assets, which amortization shall be for a period not in excess of 40 years.

     10.4.2 Real Estate. Purchase from ProMedCo all real estate, if any, associated with the Clinic and owned by ProMedCo at the then book value thereof.

                  10.4.3 Improvements. Purchase all improvements, additions or leasehold improvements which have been made by ProMedCo and which relate solely to the performance of its obligations under this Agreement or the properties subleased by ProMedCo, if any.

                  10.4.4 Debts. Assume all ordinary and necessary debt, contracts, payables and leases which are obligations of ProMedCo and which relate principally to the performance of its obligations under this Agreement or the properties subleased by ProMedCo, if any.

     10.4.5 Equipment; Inventories; Accounts Receivable; etc. Purchase from ProMedCo at book value:

               (i) Equipment. All of the equipment acquired by ProMedCo pursuant to the Asset Purchase Agreement, including all replacements and additions thereto made by ProMedCo with the approval of the Policy Council pursuant to the performance of its obligations under this Agreement;

              (ii) Inventory. All stocks, including inventory and supplies, tangibles and intangibles of ProMedCo relating to MH operations, set forth on the Opening Balance Sheet, as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect operations of the Clinic, depreciation, amortization and other adjustments of assets shown on the Opening Balance Sheet;

     (iii)  Accounts   Receivable.   All  uncollected  of  accounts   receivable
theretofore purchased by ProMedCo pursuant to Section 7.4 hereof at the book value thereof on ProMedCo's books; and

     (iv) Other Assets. All other assets of ProMedCo relating to the operations of MH.

                  10.4.6 Closing of Repurchase. MH shall pay cash for the repurchased assets. The amount of the purchase price shall be reduced by the amount of debt and liabilities of ProMedCo assumed by MH and shall be reduced by any payment ProMedCo has failed to make under this Agreement. MH and any physician associated with MH shall execute such documents as may be required to assume the liabilities set forth in
         Section 10.4.4. and to remove ProMedCo from any liability with respect to such repurchased Stocks and with respect to any property leased or subleased by ProMedCo. The closing date for the repurchase shall be determined by MH, but shall in no event occur later than 180 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and MH shall be released from the Restrictive Covenants provided for in Section 9 on the closing date. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

11.  DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

         11.1 Net Clinic Revenues shall mean MH's gross billings, including ancillaries and any other revenues that have historically been recorded by MH, less any adjustments such as uncollectible accounts, discounts, contractual adjustments, Medicare allowances, Medicaid allowances, and professional courtesies ("adjustments"). This specifically excludes Risk Pool Surpluses.

         11.2 Distribution Funds shall mean those amounts remaining after Clinic Expenses have been deducted from Net Clinic Revenue.

         11.3 ProMedCo Distribution shall mean 15% of Distribution Funds plus a percentage of Risk Pool Surpluses established by Exhibit A.

         11.4 Clinic shall mean the medical care services, including, but not limited to the practice of medicine, and all related healthcare services provided by MH and the MH Employees, utilizing the management services of ProMedCo and the Clinic Facility, regardless of the location where such services are rendered.

         11.5 Clinic Facility shall mean the clinic facilities located at 220 West Walnut Street, Mayfield, Kentucky 42066, and any substitute facility or additional facility location, whether within or without Graves County, as approved by the Policy Council.

         11.6 Clinic Expenses shall mean the amount of all expenses incurred in the operation of the Clinic including, without limitation:

               (i) Salaries, benefits (including contributions under any Parent benefit plan), and other direct costs of all employees of ProMedCo and Technical Employees attributable to MH;

     (ii) Direct costs, including benefits, of all employees or consultants of Parent or affiliate of ProMedCo who, with approval of the Policy Council, provides services at or in connection with MH required for improved performance, such as work management, purchasing, information systems, charge and coding analysis, managed care sales, negotiating and contracting, financial analysis, and business office consultation; provided, however, only that portion of such employee's or consultant's costs without mark-up by Parent that is allocable to Clinic will be a Clinic Expense;

     (iii) Obligations of ProMedCo or Parent under leases or subleases related to Clinic operations;

              (iv) Interest Expense on indebtedness incurred by ProMedCo or Parent to finance or refinance any of its obligations hereunder or services provided hereunder.


               (v) Personal property and intangible taxes assessed against ProMedCo's assets used in connection with the operation of Clinic commencing on the date of this Agreement;

              (vi) Malpractice insurance expenses for ProMedCo's operations and for the MH Employees, as well as any deductibles and non-insured expenses relating to malpractice claims.

     (vii) Other expenses incurred by ProMedCo in carrying out its obligations under this Agreement.

         11.7  Clinic Expenses shall not include:

     (i) Corporate overhead charges or any other expenses of Parent or any corporation affiliated with Parent other than the kind of items listed above;

              (ii)         Any federal or state income taxes;

     (iii) Any expenses which are expressly designated herein as expenses or responsibilities of MH and/or MH Employees;

              (iv) Any amortization expense resulting from the amortization of expenses incurred as shown on Parent's financial statements, in connection with the acquisition and execution of the Asset Purchase Agreement and the execution of this Agreement; and

               (v) Interest expense on indebtedness incurred by ProMedCo or Parent to finance the consideration paid under the Asset Purchase Agreement.

              (vi) Any liabilities, judgments or settlements assessed against MH or Physician Shareholders in excess of any insurance policy limits.

         11.8 Risk Pool Surpluses shall mean all hospital incentive funds, specialists incentive funds, and funds from shared risk pools under any risk-sharing arrangements. Risk Pool Surpluses shall be calculated by aggregating all risk pools applicable, including making any deductions for pools that are in a deficit position.

         11.9 Opening Balance Sheet shall mean the balance sheet of ProMedCo as of the Effective Date (as defined in the Asset Purchase Agreement), prepared in accordance with GAAP (except for the absence of certain note information), and substantially in the form of the attached Exhibit B subject to adjustments in the Consideration (as defined in the Asset Purchase Agreement).

         11.10 Technical Employees shall mean technicians who provide services in the diagnostic areas of MH's practice, such as employees of the Clinic laboratory, radiology technicians and cardiology technicians. All Technical Employees shall be MH employees.

         11.11 Physician Shareholders shall mean any physician who is a shareholder of MH, both as of the date of this Agreement (which said Physician Shareholders are parties to this Agreement) and at any future point in time.

         11.12 Physician Employees shall mean any physician employed by MH and providing medical services to patients on behalf of MH, who are not Physician Shareholders.

         11.13 MH Employees shall mean all Physician Shareholders, Physician Employees and Technical Employees at the relevant date.

     11.14 Effective Date shall mean 12:01 a.m. on the first day of the month in which the Closing Date (as such term is defined in the Asset Purchase Agreement) occurs.

         11.15 Physician Extenders shall mean all non-physician professional employees who provide direct patient care for which a billed charge is generated.

12.  GENERAL PROVISIONS

         12.1 Independent Contractor. It is acknowledged and agreed that MH and ProMedCo are at all times acting and performing hereunder as independent contractors. ProMedCo shall neither have nor exercise any control or direction over the methods by which MH or the MH Employees practice medicine. The sole function of ProMedCo hereunder is to provide all management services in a competent, efficient and satisfactory manner. ProMedCo shall not, by entering into and performing its obligations under this Agreement, become liable for any of the existing obligations, liabilities or debts of MH unless otherwise specifically provided for under the terms of this Agreement. ProMedCo will in its management role have only an obligation to exercise reasonable care in the performance of the management services. Neither party shall have any liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor of the other party. Each party shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants.

     12.2 Other Contractual Arrangement. (a) The parties acknowledge and agree that they have been advised and consent to the fact that ProMedCo, or it's affiliates (i) may have, prior to the date of this Agreement, discussed proposals with respect to, or (ii) may, from time to time hereafter, enter into agreements with one or more MH Employees to provide consulting, medical direction, advisory or similar services relating to activities of ProMedCo or its affiliates in clinical areas. The parties agree that such agreement, if any, shall be entered into at the sole discretion of the parties thereto and subject to such terms and conditions to which such parties may agree, and any compensation payable to or by ProMedCo, on the one hand, and such MH Employees, on the other hand, shall not constitute Net Clinic Revenues, or MH Compensation, and shall otherwise not be subject to the provisions of this Agreement. (b) Each current Physician Shareholder, by his execution of this Agreement as provided on the signature page hereof, agrees that neither the negotiation nor the entry into any agreement or arrangement of a type described in Section 12.2 (a) above shall constitute a breach of any fiduciary or other duty owned by any MH Employee to another, or by ProMedCo, to MH or any Physician Shareholder. Accordingly, MH and each Physician Shareholder hereby waive any right to disclosure of the negotiations, proposals or terms of any such agreement, arrangement or right to participate in and/or share revenues derived from any such agreement or arrangement with any MH Employee, and hereby forever release and discharge MH, the Physician Shareholders, ProMedCo, and their respective representatives (including, but not limited to, their respective attorneys, accountants, affiliates, shareholders, officer, directors, employees and agents) from any and all actions, claims, charges, suits, damages and liabilities of any kind whatsoever arising from or by reason of the participation of any MH Employee in any agreement or arrangement with ProMedCo, or their affiliates of a type described in Section 12.2(a) above or from or by reason of the failure of ProMedCo, any MH Employee or their respective representatives to disclose the negotiation, existence or terms of any such agreement or arrangement. In keeping with the private nature of these matters, the Physician Shareholders further agree that such negotiations, proposals or terms of agreement are to be kept confidential between a MH Employee on the one hand, and ProMedCo, on the other hand, and shall not be disclosed by them or their representatives, except as required by applicable law.

         12.3  Proprietary Property.

                  12.3.1 Each party agrees that the other party's proprietary property shall not be possessed, used or disclosed otherwise than may be necessary for the performance of this Agreement. Each party acknowledges that its violation of this Agreement would cause the other party irreparable harm, and may (without limiting the other party's remedies for such breach) be enjoined at the instance of the other party. Each party agrees that upon termination of this Agreement for any reason, absent the prior written consent of the other party, it shall have no right to and shall cease all use of the other party's proprietary property, and shall return all such proprietary property of the other party in its possession to the other party.

                  12.3.2 ProMedCo shall be the sole owner and holder of all right, title and interest, to all intellectual property furnished by it under this Agreement, including, but not limited to the trade name "ProMedCo," all computer software, copyright, services mark and trademark right to any material or documents acquired, prepared, purchased or furnished by ProMedCo pursuant to this Agreement. MH shall have no right, title or interest in or to such material and shall not, in any manner, distribute or use the same without the prior written authorization of ProMedCo, provided, however, that the foregoing shall not restrict MH from distributing managed care information brochures and materials without the prior written approval of ProMedCo provided no Proprietary Property of ProMedCo is contained therein. Not withstanding the preceding, however, ProMedCo agrees that MH shall be entitled to use on a nonexclusive and nontransferable basis for the term of this Agreement the name "MH" as may be necessary or appropriate in the performance of MH's services and obligations hereunder.

         12.4 Cooperation. Each of the parties shall cooperate fully with the other in connection with the performance of their respective duties and obligations under this Agreement.

         12.5 Licenses, Permits and Certificates. ProMedCo and MH shall each obtain and maintain in effect, during the term of this Agreement, all licenses, permits and certificates required by law which are applicable to their respective performance pursuant to this Agreement.

         12.6 Compliance with Rules, Regulations and Laws. ProMedCo and MH shall comply with all federal and state laws and regulations in performance of their duties and obligations hereunder. Neither party, nor their employees or agents, shall take any action that would jeopardize the other party's participation, if applicable, in any federal or state health program including Medicare and Medicaid. ProMedCo and MH shall take particular care to ensure that no employee or agent of either party takes any action intended to violate Section 1128B of the Social Security Act with respect to soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act, or for purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act.

         12.7 Generally Accepted Accounting Principles (GAAP). All financial statements and calculations contemplated by this Agreement will be prepared or made in accordance with generally accepted accounting principles consistently applied unless the parties agree otherwise in writing.

         12.8 Notices. Any notices required or permitted to be given hereunder by either party to the other may be given by personal delivery in writing or by registered or certified mail, postage prepaid, with return receipt requested. Notices shall be addressed to the parties at the addresses appearing on the signature page of the Agreement, but each party may change such party's address by written notice given in accordance with this Section. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three days after mailing.

         12.9 Attorneys' Fees. ProMedCo and MH agree that the prevailing party in any legal dispute among the parties hereto shall be entitled to payment of its attorneys' fees by the other party.

         12.10 Severability. If any provision of this Agreement is held by a court of competent jurisdiction or applicable state or federal law and their implementing regulations to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect.

         12.11 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by binding arbitration in accordance with the rules of commercial arbitration of the American
Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur within the County of Graves, Commonwealth of Kentucky, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award attorneys' fees and costs to the prevailing party.

         12.12 Construction of Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky. The parties agree that the terms and provisions of this Agreement embody their mutual interest and agreement and that they are not to be construed more liberally in favor of, nor more strictly against, any party hereto.

         12.13 Assignment and Delegation. ProMedCo shall have the right to assign its rights hereunder to any person, firm or corporation controlling, controlled by or under common control with ProMedCo and to any lending institution, for security purposes or as collateral, from which ProMedCo or the Parent obtains financing for itself and as agent. Except as set forth above, neither ProMedCo nor MH shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. MH may not delegate any of MH's duties hereunder, except as expressly contemplated herein; however, ProMedCo may delegate some or all of ProMedCo' s duties hereunder to the extent it concludes, in its sole discretion, that such delegation is in the mutual interest of the parties hereto.

         12.14 Confidentiality. The terms of this Agreement and in particular the provisions regarding compensation, are confidential and shall not be disclosed except as necessary to the performance of this Agreement or as required by law.

         12.15 Waiver. The waiver of any provision, or of the breach of any provision of this Agreement must be set forth specifically in writing and signed by the waiving party. Any such waiver shall not operate or be deemed to be a waiver of any prior or future breach of such provision or of any other provision.

         12.16 Headings. The subject headings of the articles and sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         12.17 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, as third party beneficiaries or otherwise, and all of the terms, covenants and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

     12.18 Time is of the Essence. Time is hereby expressly declared to be of the essence in this Agreement.

         12.19 Modifications of Agreement for Prospective Legal Events. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, or in the event the Kentucky State Board of Medical Examiners or other authority with legal jurisdiction shall, solely by virtue of this Agreement, initiate an action to revoke, suspend, or restrict the license of any physician retained by MH to practice medicine in the State of Kentucky, MH and ProMedCo shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between MH and ProMedCo. In the event it is not possible to amend this Agreement to preserve in all material respects the underlying economic and financial arrangements between MH and ProMedCo, this Agreement may be terminated by written notice by either party within 90 days from date of such interpretation or action, termination to be effective no sooner than the earlier of 180 days from the date notice of termination is given or the latest possible date specified for such termination in any regulatory order or notice. Termination pursuant to this Section 12.19 by MH shall require the affirmative vote of a majority of Physician Shareholders.

         12.20 Whole Agreement Modification;. A contract in which the amount involved exceeds $50,000 in value is not enforceable unless the Agreement is in writing and signed by the party to be bound or by that party's authorized representative. The rights and obligations of the parties hereto shall be determined solely from written agreements. Documents and instruments, and any prior oral agreements between the parties are superseded by and merged into such writings. This Agreement (As amended in writing from time to time), the exhibits, and the schedules delivered pursuant hereto represent the final agreement between the parties hereto and may not be contradicted by; evidence of prior, contemporaneous, or subsequent oral agreements by the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written,

                                    PROMEDCO OF MAYFIELD, INC.,



                                    By:
                                    Name:
                                    Title:
                                    Address:         c/o ProMedCo, Inc.
                                 801 Cherry St.
                                   Suite 1450
                              Fort Worth, TX 76102
                              Attention: President

                                    MORGAN-HAUGH, P.S.C.


                                    By:
                                    Name:
                                    Title:
                                    Address:         220 West Walnut St.
                                                     Mayfield, KY 40266
                                                     Attention: President



Jeffrey A. Carrico, M.D.
Physician Shareholder



Francis J. Dillard, M.D.
Physician Shareholder


Patricia S. Elliott, M.D.
Physician Shareholder


Brian K. Gaw, M.D.
Physician Shareholder



Mark D. Irvin, M.D.
Physician Shareholder


Michael H. McBee, M.D.
Physician Shareholder

Bruce J. Rowland, D.O.
Physician Shareholder



Dinesh H. Shah, M.D.
Physician Shareholder



Joseph C. Slaughter, M.D.
Physician Shareholder


                                    GUARANTY

         ProMedCo, Inc., a Texas corporation (the "Parent") which is the sole shareholder of ProMedCo of Mayfield, Inc., a Kentucky corporation ("ProMedCo"), hereby guarantees the performance of ProMedCo under the above Service Agreement.

         PROMEDCO, INC.



         By
         Its
         Name

                                                       -26-
                                   EXHIBIT "A"


Allocation of Risk Pool Surpluses

         ProMedCo shall receive a percentage of the Risk Pool Surpluses. ProMedCo's percentage shall be based on the cumulative risk pool surpluses that have occurred during the entire term of this Agreement, including any renewals. The percentage shall be based on the graduated scale as shown below:

                  Cumulative Risk Pool Surpluses                    ProMedCo %

[*]

         The distribution of Risk Pool Surpluses shall be made on an annual basis no later than 90 days after the conclusion of each contract year of this Agreement, and after a full analysis of an Incurred But Not Reported (IBNR) liabilities. Once the final balance of Risk Pool Surpluses has been calculated, [*]% of that amount shall be distributed, with the final [*]% held for an additional 6 months to pay for any unanticipated claims. At the end of that 6 months, any funds remaining from the [*]% reserved shall be distributed.






CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS ON THIS PAGE WHERE INFORMATION HAS BEEN OMITTED ARE MARKED WITH THE SYMBOL "[*]."